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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of First Bank System, Inc. of our report dated January 19, 1994, with respect to the consolidated financial statements of Metropolitan Financial Corporation included in First Bank System, Inc.'s Current Report on Form 8-K dated July 21, 1994, filed with the Securities and Exchange Commission.

     Form S-8, Registration Statement Numbers: 2-89224, 33-16242, 33-42333, 33-55932, 33-42334, 33-52959, 33-52835, 33-53395

     Form S-3, Registration Statement Numbers: 33-38268, 33-33508, 33-39303, 33-47785, 33-51407, 33-53373, 33-52495


                                       ERNST & YOUNG LLP


Minneapolis, Minnesota
August 5, 1994